Exhibit 99.1
PRESS RELEASE
Contact Information: Kite Realty Group
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Reports Second Quarter 2026 Operating Results
Indianapolis, Indiana, July 30, 2026 – Kite Realty Group (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored shopping centers and vibrant mixed-use assets, reported today its operating results for the second quarter ended June 30, 2026. For the quarters ended June 30, 2026 and 2025, net income attributable to common shareholders was $161.3 million, or $0.79 per diluted share, compared to $110.3 million, or $0.50 per diluted share, respectively. For the six months ended June 30, 2026 and 2025, net income attributable to common shareholders was $172.7 million, or $0.84 per diluted share, compared to $134.0 million, or $0.61 per diluted share, respectively.
Same Property Net Operating Income (NOI) increase of 3.7%
Advanced portfolio transformation with $314.0 million of non-core dispositions
Priced $345 million of 3.25% exchangeable senior notes due 2032
In 2025 and 2026, repurchased a total of 19.6 million common shares for $475.7 million at an average price of $24.20 per share
“We moved with speed and discipline this quarter, executing more than $870 million of capital activity,” said John A. Kite, Chairman and Chief Executive Officer. “We sold approximately $315 million of non-core assets, priced $345 million of exchangeable notes, acquired two neighborhood centers for $136 million, and repurchased $75.7 million of common shares — all while delivering 3.7% Same Property NOI growth and maintaining leverage near the low end of our long-term target.”
Second Quarter 2026 Financial and Operational Results
▪Generated Core FFO of the Operating Partnership of $108.4 million, or $0.52 per diluted share.
▪Generated NAREIT FFO of the Operating Partnership of $109.1 million, or $0.53 per diluted share.
▪Same Property NOI increased by 3.7%.
▪Executed 128 new and renewal leases representing approximately 1.0 million square feet.
▪Blended cash leasing spreads of 15.9% on 103 comparable leases, including 28.4% on 29 comparable new leases, 17.7% on 37 comparable non-option renewals, and 6.6% on 37 comparable option renewals.
▪Blended cash leasing spreads of 24.7% for comparable new and non-option renewal leases.
▪Operating retail portfolio annualized base rent (ABR) per square foot of $23.41 at June 30, 2026, a 6.3% increase year-over-year.
▪Retail portfolio leased percentage of 94.8% at June 30, 2026, a 150-basis point increase year-over-year.
▪Anchor leased percentage of 96.3% at June 30, 2026, a 210-basis point increase year-over-year.
▪Small shop leased percentage of 92.3% at June 30, 2026, a 70-basis point increase year-over-year.
▪Portfolio leased-to-occupied spread at period end of 350 basis points, which represents approximately $37.3 million of signed-not-open NOI.

Second Quarter 2026 Capital Allocation Activity
▪Sold eight non-core assets for gross proceeds of $314.0 million, consistent with the Company’s strategy to reduce exposure to lower-growth assets and improve the portfolio’s embedded growth profile.
▪Subsequent to quarter end, sold one non-core asset — Tysons Corner in Vienna, VA — for $25.9 million.
▪Acquired two neighborhood centers — Founders Square in Naples, FL and Chastain Market, a Trader Joe’s anchored center in Atlanta, GA — for $136.0 million through Internal Revenue Code Section 1031 tax-deferred exchanges.
▪Commenced development of a second phase of luxury multifamily units at One Loudoun (Washington, D.C. MSA) within the existing residential joint venture. The 429-unit development is currently expected to cost approximately $175.1 million, begin delivering units in 2029, and will be partially financed by a new $107.5 million construction loan. KRG’s equity in the project has been funded via a contribution of entitled land and its equity in the existing 378-unit multifamily asset. As of June 30, 2026, KRG owns 76.7% of the joint venture, and its ownership percentage is expected to be reduced to 55% over time as equity for the new development is required to be contributed by the joint venture partner. In conjunction with the transaction, KRG recognized a non-cash gain on deconsolidation of approximately $60.6 million.
▪Repurchased approximately 2.8 million common shares, at an average price of $27.48 per share, for $75.7 million, of which $30.0 million was settled subsequent to quarter end in connection with the closing of the $345 million of 3.25% exchangeable senior notes due 2032 offering.
▪In 2025 and to date in 2026, repurchased a total of approximately 19.6 million common shares, at an average price of approximately $24.20 per share, for $475.7 million.
Second Quarter 2026 Balance Sheet Overview
▪As of June 30, 2026, the Company’s net debt to Adjusted EBITDA was 5.1x.
▪On June 29, 2026, the Company’s operating partnership priced $345 million of 3.25% exchangeable senior notes due 2032 (the notes were issued on July 2, 2026), which included the full exercise of the initial purchasers’ $45 million overallotment option.
▪In connection with the issuance of the exchangeable notes, the Company entered into capped call transactions that effectively raised the conversion price of the exchangeable notes from approximately $35.40 to $41.91 per share. The Company will use the majority of the proceeds, together with cash from its recent asset dispositions, to repay or redeem the operating partnership’s $300 million of 4.00% senior unsecured notes due October 2026.
Dividend
▪On July 28, 2026, the Company’s Board of Trustees declared a third quarter 2026 dividend of $0.29 per common share, which represents a 7.4% year-over-year increase. The third quarter dividend will be paid on or about October 16, 2026, to shareholders of record as of October 9, 2026.
2026 Earnings Guidance
The Company expects to generate net income of $1.02 to $1.08 per diluted share in 2026. The Company is affirming its 2026 NAREIT FFO guidance range of $2.06 to $2.12 per diluted share and its Core FFO guidance range of $2.06 to $2.12 per diluted share, based, in part, on the following full year 2026 assumptions:
▪2026 Same Property NOI growth range of 3.00% to 4.00% (previously 2.50% to 3.50%).
▪Bad debt reserve of 0.90% of total revenues at the midpoint (previously 0.95% of total revenues).
▪Interest expense, net of interest income, excluding unconsolidated joint ventures and including the impact of the deconsolidation of the One Loudoun Residential joint venture, of $114.7 million at the midpoint (previously $121.2 million).

The following table reconciles the Company’s 2026 net income guidance range to the Company’s 2026 NAREIT and Core FFO guidance ranges:

	Low	High

Net income	$1.02	$1.08
Gain on sales of operating properties, net	(0.42)	(0.42)
Gain on deconsolidation of joint venture	(0.29)	(0.29)
Impairment charges	0.03	0.03
Depreciation and amortization	1.72	1.72
NAREIT FFO	$2.06	$2.12
Non-cash items	0.00	0.00
Core FFO	$2.06	$2.12
Earnings Conference Call
Kite Realty Group will conduct a conference call to discuss its financial results on Thursday, July 30, 2026, at 12:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: KRG Second Quarter 2026 Webcast. The dial-in registration link is: KRG Second Quarter 2026 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group
Kite Realty Group (NYSE: KRG) is a real estate investment trust (REIT) that owns and operates a high-quality portfolio of open-air shopping centers and mixed-use destinations. The Company’s portfolio is concentrated in high-growth Sun Belt and select strategic gateway markets. Publicly listed since 2004, KRG brings more than six decades of experience in developing, operating, and investing in real estate, using a disciplined, hands-on approach to enhance portfolio quality and maximize long-term value for all stakeholders. As of June 30, 2026, the Company owned interests in 165 U.S. open-air shopping centers and mixed-use assets, comprising approximately 26.4 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | X | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including from an economic slowdown or recession, federal government shutdown, disruptions related to tariffs and other trade or sanction issues, geopolitical instability, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity, and our ability to use offering proceeds for the anticipated purposes; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of the Company’s tenants; the competitive environment in which the Company operates, including potential oversupplies of, or a reduction in demand for, rental space; acquisition, disposition, development and joint venture risks, including the ability to finance and/or complete them on the terms and timing anticipated; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants; the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently; risks related to our current geographical concentration of properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and Washington, D.C.; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics, natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations, including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible changes in consumer behavior due to public health crises and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage, especially in Florida and Texas coastal areas and North Carolina; risks associated with cyberattacks and the loss of confidential information and other business disruptions; risks associated with the use of artificial intelligence and related tools; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Kite Realty Group
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	June 30, 2026	December 31, 2025
Assets:
Investment properties, at cost	$6,849,310	$7,003,479
Less: accumulated depreciation	(1,713,358)	(1,656,191)
Net investment properties	5,135,952	5,347,288

Cash and cash equivalents	144,578	36,761
Tenant and other receivables, including accrued straight-line rent of $72,489 and $70,940, respectively	129,860	127,865
Restricted cash and escrow deposits	176,831	441,605
Deferred costs, net	178,173	181,553
Prepaid and other assets	90,127	93,913
Investments in unconsolidated joint ventures	410,691	364,407
Assets associated with investment properties held for sale	—	71,105
Total assets	$6,266,212	$6,664,497

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$2,842,758	$3,025,478
Accounts payable and accrued expenses	170,304	221,118
Deferred revenue and other liabilities	232,622	221,813
Liabilities associated with investment properties held for sale	—	4,314
Total liabilities	3,245,684	3,472,723

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	150,634	116,245

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 200,346,933 and 208,979,900 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	2,003	2,090
Additional paid-in capital	4,355,759	4,612,280
Accumulated other comprehensive income	19,568	23,079
Accumulated deficit	(1,508,134)	(1,563,840)
Total shareholders’ equity	2,869,196	3,073,609
Noncontrolling interests	698	1,920
Total equity	2,869,894	3,075,529
Total liabilities and equity	$6,266,212	$6,664,497

Kite Realty Group
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Rental income	$193,314	$211,182	$391,356	$430,354
Other property-related revenue	1,566	1,355	2,925	2,835
Fee income	1,378	853	2,674	1,278
Total revenue	196,258	213,390	396,955	434,467

Expenses:
Property operating	28,495	28,881	59,611	58,707
Real estate taxes	24,478	26,651	49,302	54,412
General, administrative and other	14,543	13,390	28,493	25,648
Depreciation and amortization	81,604	97,887	164,095	196,118
Impairment charges	980	—	6,868	—
Total expenses	150,100	166,809	308,369	334,885

Other (expense) income:
Interest expense	(31,743)	(34,052)	(63,439)	(67,006)
Income tax expense of taxable REIT subsidiaries	(426)	(199)	(821)	(209)
Gain on sales of operating properties, net	87,727	103,022	87,727	103,113
Net gains from outlot sales	1,364	—	2,403	—
Gain on deconsolidation of joint venture	60,625	—	60,625	—
Equity in loss of unconsolidated joint ventures	(1,344)	(3,238)	(3,560)	(3,845)
Other income, net	3,169	485	5,741	5,228
Net income	165,530	112,599	177,262	136,863
Net income attributable to noncontrolling interests	(4,226)	(2,281)	(4,564)	(2,815)
Net income attributable to common shareholders	$161,304	$110,318	$172,698	$134,048

Net income per common share – basic	$0.80	$0.50	$0.85	$0.61
Net income per common share – diluted	$0.79	$0.50	$0.84	$0.61

Weighted average common shares outstanding – basic	202,231,374	219,835,322	203,949,318	219,775,829
Weighted average common shares outstanding – diluted	203,198,303	219,949,868	204,651,324	219,888,939

Kite Realty Group
NAREIT Funds From Operations (“FFO”)(1)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income	$165,530	$112,599	$177,262	$136,863
Less: net income attributable to noncontrolling interests in properties	(56)	(81)	(126)	(151)
Less: gain on sales of operating properties, net	(87,727)	(103,022)	(87,727)	(103,113)
Less: gain on deconsolidation of joint venture	(60,625)	—	(60,625)	—
Add: impairment charges	980	—	6,868	—
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	90,996	104,469	182,820	203,146
NAREIT FFO of the Operating Partnership(1)	109,098	113,965	218,472	236,745
Less: Limited Partners’ interests in FFO	(2,789)	(2,466)	(5,412)	(4,929)
FFO attributable to common shareholders(1)	$106,309	$111,499	$213,060	$231,816
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.53	$0.51	$1.04	$1.05
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.53	$0.51	$1.04	$1.05

Weighted average common shares outstanding – basic	202,231,374	219,835,322	203,949,318	219,775,829
Weighted average common shares outstanding – diluted	202,327,190	219,949,868	204,041,751	219,888,939

Weighted average common shares and units outstanding – basic	207,539,135	224,684,910	209,131,933	224,451,187
Weighted average common shares and units outstanding – diluted	207,634,951	224,799,456	209,224,366	224,564,297

Reconciliation of NAREIT FFO to Core FFO(2)
NAREIT FFO of the Operating Partnership(1)	$109,098	$113,965	$218,472	$236,745
Add:
Amortization of deferred financing costs	1,850	1,751	3,657	3,395
Non-cash compensation expense and other	3,674	3,221	6,889	5,881
Less:
Straight-line rent – minimum rent and common area maintenance	2,979	2,835	5,120	5,413
Market rent amortization income	2,253	1,879	4,342	5,421
Amortization of debt discounts, premiums and hedge instruments	1,030	890	2,059	3,646
Core FFO of the Operating Partnership	$108,360	$113,333	$217,497	$231,541
Core FFO per share of the Operating Partnership – diluted	$0.52	$0.50	$1.04	$1.03
(1)“NAREIT FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Includes the Company’s pro rata share from unconsolidated joint ventures.
NAREIT Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flows from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results, including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from significant and non-recurring employee severance costs and recruiting expenses, including sign-on bonuses and search fees, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO.

Core Funds From Operations (“Core FFO”) is a non-GAAP financial measure of operating performance that modifies FFO for certain non-cash transactions that result in recording income or expense and impact the Company’s period-over-period performance, including (i) amortization of deferred financing costs, (ii) non-cash compensation expense and other, (iii) straight-line rent related to minimum rent and common area maintenance, (iv) market rent amortization income, and (v) amortization of debt discounts, premiums and hedge instruments, and includes adjustments related to our pro rata share from unconsolidated joint ventures for these categories as applicable. The Company believes that Core FFO is useful to investors in evaluating the core cash flow-generating operations of the Company by adjusting for items that we do not consider to be part of our core business operations, allowing for comparison of core operating performance of the Company between periods. Core FFO should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. The Company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other REITs and, therefore, may not be comparable to such other REITs.

Kite Realty Group
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change

Number of properties in Same Property Pool for the period(1)	158	158		158	158

Leased percentage at period end	94.7%	93.8%	94.7%	93.8%
Economic occupancy percentage at period end	91.2%	90.9%	91.2%	90.9%
Economic occupancy percentage(2)	90.9%	91.0%	91.0%	91.5%

Minimum rent	$139,329	$134,600		$277,508	$269,448
Tenant recoveries	39,862	38,099		82,614	77,515
Bad debt reserve	(1,554)	(1,435)		(3,057)	(3,274)
Other income, net	2,244	2,187		4,560	4,221
Total revenue	179,881	173,451		361,625	347,910

Property operating	(25,105)	(23,891)		(52,276)	(48,921)
Real estate taxes	(23,116)	(22,617)		(46,365)	(45,357)
Total expenses	(48,221)	(46,508)		(98,641)	(94,278)

Same Property NOI(3)	$131,660	$126,943	3.7%	$262,984	$253,632	3.7%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$131,660	$126,943		$262,984	$253,632
Net operating income – sold properties	7,563	23,414		14,388	54,531
Net operating income – non-same activity(4)	5,294	7,078		13,234	12,641
Less: KRG share of unconsolidated joint ventures included in Same Property NOI above	(2,610)	(430)		(5,238)	(734)
Net gains from outlot sales	1,364	—		2,403	—
Total property NOI	143,271	157,005	(8.7%)	287,771	320,070	(10.1%)
Other income (expense), net	2,777	(2,099)		4,034	2,452
General, administrative and other	(14,543)	(13,390)		(28,493)	(25,648)
Impairment charges	(980)	—		(6,868)	—
Depreciation and amortization	(81,604)	(97,887)		(164,095)	(196,118)
Interest expense	(31,743)	(34,052)		(63,439)	(67,006)
Gain on sales of operating properties, net	87,727	103,022		87,727	103,113
Gain on deconsolidation of joint venture	60,625	—		60,625	—
Net income attributable to noncontrolling interests	(4,226)	(2,281)		(4,564)	(2,815)
Net income attributable to common shareholders	$161,304	$110,318		$172,698	$134,048
(1)Same Property NOI excludes the following: (i) Chastain Market and Founders Square, which were acquired in May 2026, and Village Commons and Legacy West, which were acquired in January and April 2025, respectively; (ii) The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025; (iii) Eastgate Crossing, which was reclassified from our operating portfolio in September 2025 due to significant disruption caused by severe flooding as a result of Tropical Storm Chantal; (iv) our active development projects at One Loudoun; (v) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (vi) properties sold or classified as held for sale during 2025 and 2026; and (vii) standalone office properties, including the Carillon medical office building.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Same Property NOI for all periods presented includes (i) 52% of the NOI from three previously wholly owned properties that were contributed to the Seed Asset Joint Venture in June 2025 and (ii) 55% of the NOI from the One Loudoun Phase 1 Apartments (which 55% represents the Company’s expected final ownership percentage) and excludes the results of the Company’s insurance captive.
(4)Includes non-cash activity as well as NOI from properties not included in the Same Property Pool.

The Company uses NOI, a non-GAAP financial measure, to evaluate the performance of our properties. The Company also uses total property NOI, which is defined as NOI plus net gains from outlot sales. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate-level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Beginning in 2026, the Company revised its Same Property NOI definition to exclude the results of the Company’s insurance captive to more clearly reflect the performance of our core real estate portfolio. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, (v) significant prior period expense recoveries and adjustments, if any, and (vi) income or expense associated with the Company’s captive insurance company. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant.
The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Additionally, because results from the Company’s insurance captive are driven by insurance underwriting, loss experience, and actuarial assumptions and therefore do not reflect the operating performance of our real estate properties, management believes excluding the impacts of the insurance captive improves transparency and comparability for the Company’s investors. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods. Same Property NOI for all periods presented includes (i) 52% of the NOI from three previously wholly owned properties that were contributed to the Seed Asset Joint Venture in June 2025 and (ii) 55% of the NOI from the One Loudoun Phase 1 Apartments (which 55% represents the Company’s expected final ownership percentage) and excludes the results of the Company’s insurance captive.
NOI and Same Property NOI should not, however, be considered as an alternative to net income (calculated in accordance with GAAP) as an indicator of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the Same Property Pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the Same Property Pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the Same Property Pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the Same Property Pool when the execution of a redevelopment plan is likely, and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three and six months ended June 30, 2026, the Same Property Pool excludes the following: (i) Chastain Market and Founders Square, which were acquired in May 2026, and Village Commons and Legacy West, which were acquired in January and April 2025, respectively; (ii) The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025; (iii) Eastgate Crossing, which was reclassified from our operating portfolio in September 2025 due to significant disruption caused by severe flooding as a result of Tropical Storm Chantal; (iv) our active development projects at One Loudoun; (v) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (vi) properties sold or classified as held for sale during 2025 and 2026; and (vii) standalone office properties, including the Carillon medical office building.

Kite Realty Group
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
(dollars in thousands)
(unaudited)

Three Months Ended June 30, 2026

Net income	$165,530
Depreciation and amortization	81,604
Interest expense	31,743
Income tax expense of taxable REIT subsidiaries	426
EBITDA	279,303
Unconsolidated EBITDA, as adjusted	11,005
Impairment charges	980
Gain on sales of operating properties, net	(87,727)
Gain on deconsolidation of joint venture	(60,625)
Other income and expense, net	(1,825)
Adjustments for acquisitions and dispositions(1)	(4,068)
Adjusted EBITDA	$137,043

Annualized Adjusted EBITDA(2)	$548,172

Company share of Net Debt:
Mortgage and other indebtedness, net	$2,842,758
Add: Company share of unconsolidated joint venture debt	276,348
Add: debt discounts, premiums and issuance costs, net	2,411
Less: Partner share of consolidated joint venture debt(3)	(220)
Company’s consolidated debt and share of unconsolidated debt	3,121,297
Less: cash and cash equivalents	(144,578)
Less: restricted cash and escrow deposits	(176,831)
Less: Company share of unconsolidated joint venture cash and cash equivalents	(15,676)
Company share of Net Debt	$2,784,212

Net Debt to Adjusted EBITDA	5.1x
(1)Relates to current quarter GAAP operating income for the acquisitions of Chastain Market and Founders Square and the sale of seven properties during the three months ended June 30, 2026 during the period of ownership.
(2)Represents Adjusted EBITDA for the three months ended June 30, 2026 (as shown in the table above) multiplied by four.
(3)Partner share of consolidated joint venture debt is calculated based upon the partner’s pro rata ownership of the joint venture, multiplied by the related secured debt balance.
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA, and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA, and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA, and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.